                                        EXHIBIT 10.37
AMENDMENT No. 3 TO THE MASTER SERVICES AGREEMENT
This Amendment No. 3 (“Amendment 3”) to the Agreement (as defined below) is made as of August 3, 2023 (“Amendment 3 Effective Date”), by and between Catalent Greenville, Inc., a North Carolina corporation, having a principal place of business at 1240 Sugg Parkway, Greenville, NC 27834
(“Catalent”), and X4 Pharmaceuticals Inc., a Delaware corporation with a business address at 61 North Beacon Street, 4th Floor, Boston, MA 02134 (“Company”).

RECITALS
A. Mayne Pharma Inc. (formerly known as Metrics, Inc.), doing business as Metrics Contract
Services, a North Carolina corporation, having a principal place of business at 1240 Sugg Parkway,
Greenville, NC 27834 (“Metrics”) and Company entered into that certain Master Services Agreement for the provision of pharmaceutical development services dated September 10, 2015, as amended by
Amendment No. 1 on August 25, 2017, and by Amendment No. 2 on February 28, 2020 (the
“Agreement”); and

B. Following the acquisition of Metrics by Catalent, Inc. on October 3, 2022, Metrics was
renamed “Catalent Greenville, Inc.”; and

C. Catalent and Company desire to amend the Agreement to, among other things, extend the
Term of the Agreement.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Metrics Contract Services Acquisition and Name Change. All references to “Metrics” in the Agreement shall be deemed references to “Catalent”.

2. Term. The first sentence of Article 13.1 (Term) of the Agreement is hereby deleted in its entirety and replaced by the following:
“This Agreement shall be effective upon the date specified at the beginning of this
Agreement and, subject to earlier termination in accordance with the provisions hereof, shall continue for nine (9) years (“Term”).”

3. Capitalized terms not otherwise defined herein will have the meaning given them in the
Agreement.

4. Incorporation and Effect of Amendment. Upon execution, this Amendment 3 shall be made a part of the Agreement, as amended, and shall be incorporated by reference. Except as specifically set forth in this Amendment 3, the Agreement shall remain in full force and effect without change. In the event there is a conflict between the terms of the Agreement and this
Amendment 3, the terms of this Amendment 3 shall prevail.

5. Authorized Signatories. All signatories to this Amendment 3 represent that they are authorized by their respective companies to execute and deliver this Amendment 3 on behalf of their respective companies, and to bind such companies to the terms herein.

6. Counterparts. This Amendment 3 may be executed in any number of counterparts, each of which will be deemed an original but all of which together constitute a single instrument.
Signatures to this Amendment 3 transmitted by electronic mail in “portable document format”
(“.pdf”) form, or by any other electronic means intended to preserve the originals graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signatures, and shall be deemed original signatures by the parties.

IN WITNESS WHEREOF, Company and Catalent have caused this this Amendment 3 to be signed and delivered by their duly authorized officers, as of the Amendment 3 Effective Date written above.

X4 PHARMACEUTICALS, INC.         CATALENT GREENVILLE, INC.

By: /s/ Mary DiBiase                 By: /s/     Stephanie Bieloski

Print Name: Mary DiBiase             Print Name: Stephanie Bieloski

Title:     COO                    Title: VP, Business Development, PPD